UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2021 (July 12, 2021)

Presidio Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34049	33-0841255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4995 Murphy Canyon Road, Suite 300

San Diego, California 92123

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 471-8536

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Series A Common Stock, $0.01 par value per share	SQFT	The Nasdaq Stock Market LLC
9.375% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	SQFTP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On July 12, 2021 (the “Effective Date”), Presidio Property Trust, Inc., a Maryland corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”) for the purpose of raising approximately $9.9 million in gross proceeds for the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell (A) in a registered direct offering (i) 1,000,000 shares (the “Public Shares”) of its Series A Common Stock, par value $0.01 per share (the “Series A Common Stock”) and (ii) pre-funded warrants to purchase up to 1,000,000 shares (the “Pre-Funded Warrant Shares”) of Series A Common Stock (the “Pre-Funded Warrants”) and (B) in a concurrent private placement, warrants to purchase up to 2,000,000 shares (the “Warrant Shares”) of Series A Common Stock (the “Common Stock Warrants,” and together with the Public Shares and the Pre-Funded Warrants, the “Securities”) (the “Offering”). Each Public Share and accompanying Common Stock Warrant are being sold together at a combined offering price of $5.00, and each Public Share and accompanying Pre-Funded Warrant are being sold together at a combined offering price of $4.99. The Pre-Funded Warrants will be immediately exercisable at a nominal exercise price of $0.01 and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Common Stock Warrants will have an exercise price of $5.50 per share, will be exercisable upon issuance and will expire five years from the date of issuance.

The closing of the sales of the Securities pursuant to the Purchase Agreement is expected to occur on or about July 14, 2021, subject to customary closing conditions.

A.G.P./Alliance Global Partners (the “Placement Agent”) is acting as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the Offering. In addition, The Benchmark Company LLC is acting as a financial advisor to the Company.

Pursuant to that certain Placement Agency Agreement, dated as of the Effective Date, by and between the Company and the Placement Agent (the “Placement Agency Agreement”), the Placement Agent will be entitled to (i) a cash fee equal to 7.0% of the gross proceeds from the placement of the Securities sold by the Placement Agent and (ii) non-accountable expenses of $100,000; however, the Placement Agent shall credit the Company $25,000 on the closing date. In addition, the Company will issue the Placement Agent warrants to purchase up to 80,000 shares (the “Placement Agent Warrant Shares”) of Series A Common Stock, representing 4.0% of the Public Shares and shares of Series A Common Stock issuable upon exercise of the Pre-Funded Warrants, in substantially the same form as the Common Stock Warrants, at an exercise price of $6.25 per share (the “Placement Agent Warrants”).

The net proceeds to the Company after deducting the Placement Agent’s fees and the Company’s estimated offering expenses (including the approximately $4.6 million of net proceeds from the issuance of Pre-Funded Warrants and the Common Stock Warrants to be issued in the concurrent private placement) are expected to be approximately $9.1 million. The Company intends to use the net proceeds from the Offering for working capital and for other general corporate purposes including to potentially acquire additional properties.

Pursuant to the terms of the Purchase Agreement and subject to certain exceptions as set forth in the Purchase Agreement, for a period of 90 days after the date of the Effective Date, the Company may not, without the prior written consent of the Placement Agent and the Purchaser, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Securities and Exchange Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. In addition, pursuant to the terms of the Purchase Agreement, for a period of 90 days after the date of the Effective Date, the Company may not, without the prior written consent of the Placement Agent, directly or indirectly in any “at the market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company. Furthermore, pursuant to the Purchase Agreement, within 45 days of the Effective Date, the Company shall file a registration statement providing for the resale by the Purchaser of the Warrant Shares issuable upon exercise of the Common Stock Warrants. The Company shall use commercially reasonable efforts to cause such registration to become effective within 75 days following the closing date of the Offering and to keep such registration statement effective at all times until the Purchaser no longer owns any Common Stock Warrants or Warrant Shares issuable upon exercise thereof.

The Public Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares (but not the Warrants, the Warrant Shares, the Placement Agent Warrants or the Placement Agent Warrant Shares) were offered and sold by the Company pursuant to an effective registration statement on Form S-3 (File No. 333-251779), as well as a prospectus supplement in connection the Offering to be filed with the SEC.

The foregoing description of the material terms of the Common Stock Warrant, the Placement Agent Warrant, the Pre-Funded Warrant, the Placement Agency Agreement and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Common Stock Warrant, Form of Placement Agent Warrant, Form of Pre-Funded Warrant, Form of Placement Agency Agreement and Form of Purchase Agreement, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The legal opinions and consent of Ellenoff Grossman & Schole LLP relating to the Pre-Funded Warrants and certain tax matters are filed as Exhibits 5.2, 8.1 and 23.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The legal opinion and consent of Venable LLP relating to the Public Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares are filed as Exhibits 5.1 and 23.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Common Stock Warrants, the Placement Agent Warrants, the Warrant Shares and the Placement Agent Warrant Shares is hereby incorporated by reference into this Item 3.02. The Common Stock Warrants, the Placement Agent Warrants, the Warrant Shares and the Placement Agent Warrant Shares are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

Item 8.01 Other Events.

On July 12, 2021, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under applicable securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

4.1	Form of Common Stock Warrant
4.2	Form of Placement Agent Warrant
4.3	Form of Pre-Funded Warrant
5.1	Opinion of Venable LLP regarding validity of shares registered
5.2	Opinion of Ellenoff Grossman & Schole LLP regarding validity of Pre-Funded Warrants
8.1	Opinion of Ellenoff Grossman & Schole LLP regarding certain tax matters
10.1	Form of Placement Agency Agreement, dated as of July 12, 2021, by and between the Company and the Placement Agent
10.2	Form of Securities Purchase Agreement, dated as of July 12, 2021, by and between the Company and the Purchaser
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibits 5.2 and 8.1).
99.1	Press Release of the Company, dated July 12, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDIO PROPERTY TRUST, INC.

	By:	/s/ Adam Sragovicz
	Name:	Adam Sragovicz
	Title:	Chief Financial Officer

Dated: July 14, 2021